Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Mercantile Bank Corporation

Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated February 28, 2014, relating to the consolidated financial statements and the effectiveness of Mercantile Bank Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Grand Rapids, Michigan

August 12, 2014